                                                                    EXHIBIT 4.4

         Amendment No. 1 dated as of June 25, 1997 to the Trust Agreement dated as of March 27, 1997, among PNC BANK, NATIONAL ASSOCIATION, as Depositor (the "Depositor"), The First National Bank of Chicago, as Eligible Lender Trustee (the "Eligible Lender Trustee") and First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee").

         WHEREAS, the Issuer desires to, among other things, issue an additional Series of Notes; and

         WHEREAS, in connection with the issuance of such additional Series of Notes the parties hereto desire to make certain amendments to the Trust Agreement dated as of March 27, 1997 among the Depositor, the Eligible Lender Trustee and the Delaware Trustee (the "Trust Agreement").

         NOW, THEREFORE, the parties hereto agree as follows:

         Capitalized but undefined terms used herein shall have the meanings set forth in the Original Trust Agreement.

         SECTION 1. Amendment to Exhibit A. Exhibit A to the Trust Agreement is hereby amended to read as set forth on Annex A hereto.

         SECTION 2. Amendment to Appendix A. Appendix A to the Trust Agreement is hereby amended to read as set forth in Annex B hereto.

         SECTION 3. Separate Counterparts. This Amendment No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 4. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 5. Governing Law. This Amendment No. 1 shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO, as Eligible Lender
                                          Trustee

                                        By: /s/ Steve M. Husbands
                                            -------------------------
                                            Name:  Steve M. Husbands
                                            Title: Assistant Vice President


                                           FIRST CHICAGO DELAWARE INC.,
                                           as Delaware Trustee

                                       By: /s/ Melissa G. Weisman
                                           -------------------------
                                           Name:  Melissa G. Weisman
                                           Title: Vice President


                                          PNC BANK, NATIONAL
                                          ASSOCIATION, as Depositor,

                                       By: /s/ Bryan W. Ridley
                                           -------------------------
                                           Name:  Bryan W. Ridley
                                           Title: Senior Vice President

                                                                         Annex A

                           FORM OF TRUST CERTIFICATE
                      SEE REVERSE FOR CERTAIN DEFINITIONS

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

         THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR AN INTEREST IN PNC BANK, NATIONAL ASSOCIATION, THE FIRST NATIONAL BANK OF CHICAGO OR FIRST CHICAGO DELAWARE INC.

         THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

         AS LONG AS THE SERIES 1997-I NOTES ARE OUTSTANDING, THIS TRUST CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF SMITH BARNEY MORTGAGE CAPITAL GROUP, INC., WHICH SHALL NOT BE UNREASONABLY WITHHELD.

Original Denomination:
Principal Balance:

                            PNC STUDENT LOAN TRUST I

                           ASSET BACKED CERTIFICATES

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by PNC Bank, National Association (the "Seller").

                  THIS CERTIFIES THAT                    is the registered owner
of a            dollars non-assessable, fully-paid, fractional undivided
interest in the PNC Student Loan Trust I (the "Trust"), a business trust formed under the laws of Delaware by PNC Bank, National Association (the "Depositor"). The Trust was created pursuant to a Trust Agreement dated as of March 27, 1997 and amended as of June 25, 1997 (the "Trust Agreement") between the Depositor and The First National Bank of Chicago, as eligible lender trustee (the "Eligible Lender Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Trust Agreement; such Appendix A also contains rules as to usage that shall be applicable herein.

                  This Certificate is one of the duly authorized Certificates designated as "PNC Student Loan Trust I Asset Backed Certificates" (herein called the "Trust Certificates"). Issued under the Master Indenture dated as of March 27, 1997, and amended and supplemented on June 25, 1997, between the Trust and Bankers Trust Company, as Indenture Trustee, will be one or more series of notes, each series to be issued under a separate terms agreement (such notes referred to herein as, collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Financed Student Loans"), all moneys paid thereunder on or after the Cut-off Date certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement and the Transfer and Servicing Agreement and all proceeds of the foregoing. The rights of the holders of the Trust Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes, as set forth in the Transfer and Servicing Agreement.

                  Under the Trust Agreement, distributions will be made on the Trust Certificates on each Quarterly Distribution Date in the manner set forth in the Trust Agreement and the Transfer and Servicing Agreement.

                  Each holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate from Available Funds and amounts on deposit in the Reserve Account are subordinated to the rights of the Noteholders as described in the Transfer and Servicing Agreement and the Indenture.

                  Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

                  Each Certificateholder, by its acceptance of a Trust Certificate, (i) agrees, for federal, state and local income and franchise tax purposes, to treat the Trust as a partnership, with the assets of the partnership being the Financed Student Loans and other assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership, and (ii) acknowledges that the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for federal, state and local and franchise tax purposes and that the Administrator will not make, or cause to be made, an election under the provisions of Treasury Regulation Section 301.7701.3 to classify the Trust as an association.

                  Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Eligible Lender Trustee by wire transfer or by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon.

                  Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized representative of the Eligible Lender Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Eligible Lender Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed as of the date set forth below.

                                                     PNC STUDENT LOAN TRUST I

                                              By:    The First National Bank of
                                                     Chicago, not in its
                                                     individual capacity but
                                                     solely as Eligible Lender
                                                     Trustee,

                                               By:_____________________________
                                                     Authorized Signatory

Date:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO, not in its individual
                                        capacity but solely as
                                        Eligible Lender Trustee,

                                        By:_____________________________
                                              Authorized Representative

Date:

                         [Reverse of Trust Certificate]

                  The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Administrator, the Eligible Lender Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth herein, in the Trust Agreement or in the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections respecting the Financed Student Loans, all as more specifically set forth in the Transfer and Servicing Agreement. A copy of each of the Transfer and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon request.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Eligible Lender Trustee with the consent of the Majority Certificateholders. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Trust Certificates.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by The First National Bank of Chicago in its capacity as Certificate Registrar, or by any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Trust Certificates are issuable only as registered Trust Certificates without coupons in minimum denominations of $1.00 and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same percentage interest, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Eligible Lender Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Eligible Lender Trustee, the Certificate Registrar and any agent of the Eligible Lender Trustee and the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Eligible Lender Trustee or the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                  This Trust Certificate may not be transferred directly or indirectly to (1) employee benefit plans, retirement arrangements, individual retirement accounts or Keogh plans subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) entities (including insurance company general accounts) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in such entities. By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not any of the foregoing entities.

                  This Trust Certificate may not be transferred to any person who is not a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended.

                  Each purchaser of the Trust Certificates shall be required, prior to purchasing a Trust Certificate, to execute the Purchaser's Representation and Warranty Letter in the form attached to the Trust Agreement as Exhibit B.

                  The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Transfer and Servicing Agreement and the disposition of all property held as part of the Trust.

                  This Trust Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


-------------------------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________ Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                               ________________________________*
                                                     Signature Guaranteed:


                                               ________________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an approved eligible guarantor institution, an institution which is a participant in a Securities Transfer Association recognized signature guarantee program.

                                                                         ANNEX B

                                                                      APPENDIX A
                                                                          TO THE
                                                                 TRUST AGREEMENT

                             DEFINITIONS AND USAGE

                                     Usage
                                     -----

                  The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

                  (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                  (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

                  (c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

                  (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                  Definitions

                  "Act" has the meaning specified in Section 11.3(a) of the Indenture.

                  "Adjustment Payments" has the meaning set forth in Section 2.3(e) of the Transfer and Servicing Agreement.

                  "Administration Agreement" means the Administration Agreement dated as of March 27, 1997, among the Issuer, the Indenture Trustee and the Administrator, as amended from time to time.

                  "Administration Fee" has the meaning specified in Section 3 of the Administration Agreement.

                  "Administrator" means PNC Bank, National Association, in its capacity as administrator of the Issuer and the Financed Student Loans, or any successor as Administrator under the Transfer and Servicing Agreement.

                  "Administrator Default" has the meaning specified in Section 8.1(b) of the Transfer and Servicing Agreement.

                  "Administrator's Certificate" means an Officer's Certificate of the Administrator delivered pursuant to Section 4.7 of the Transfer and Servicing Agreement, substantially in the form of Exhibit C thereto and as the Administrator and the Indenture Trustee may agree.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AFSA" means the AFSA Data Corporation.

                  "Authenticating Agent" means the Person appointed by the Indenture Trustee at the request of the Issuer as Authenticating Agent for the Notes pursuant to Section 2.3(8) of the Indenture, and any successor Authenticating Agent for the Notes.

                  "Authorized Officer" means (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator who is authorized to act for the Administrator in matters relating to itself or to the Issuer and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to or to be acted upon by the Transferor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Transferor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to a Servicer, any officer of such Servicer who is authorized to act for such Servicer in matters relating to or to be acted upon by such Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by such Servicer to the Indenture Trustee, on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "Available Funds" means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts with respect to such Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans) during such Collection Period; (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments, received by the Eligible Lender Trustee during such Collection Period with respect to Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans by the

Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Students Loans purchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period;
(vi) the aggregate amounts, if any, received from the Transferor or the Master Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans pursuant to Section 3.2 or Section 4.5, respectively, of the Transfer and Servicing Agreement (vii) all Adjustment Payments, if any, received from the Transferor during such Collection Period and
(viii) Investments Earnings for such Collection Period over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period, which payments and proceeds shall be paid to the Transferor, and amounts used to reimburse the Master Servicer for Monthly Advances pursuant to Section 5.4 of the Transfer and Servicing Agreement. For any Distribution Date the term Available Funds also includes any Counterparty Swap Payments received with respect to such Distribution Date.

                  "Basic Documents" means the Trust Agreement, the Master Indenture, the Terms Supplement, the Transfer and Servicing Agreement, the Administration Agreement, the Note Depository Agreement, the Guarantee Agreements, the Underwriting Agreement and other documents and certificates delivered in connection with any thereof and all amendments and supplements thereto.

                  "Benefit Plan" means any employee benefit plan, retirement arrangement, individual retirement account or Keogh Plan subject to either Title I of ERISA or Section 4975 of the Code, or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan's investment in the entity.

                  "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be through book entries by a Securities Depository as described in Section 2.14 of the Indenture.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which national banking associations or banking institutions or trust companies in New York are authorized or obligated by law, regulation or executive order to remain closed.

                  "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

                  "Certificate Balance" equals, initially, the Initial Certificate Balance and, thereafter, equals the Initial Certificate Balance reduced by all amounts previously distributed to Certificateholders as principal. In determining whether the Certificateholders which hold Certificates representing the requisite Certificate Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, the Certificate Balance shall not include the principal balance of Certificates owned by the Transferor or any Affiliate of the Transferor.

                  "Certificate Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Certificate Monthly Advance Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.10 of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

                  "Certificate Initial Rate" means 7.1875% per annum.

                  "Certificate Rate" means One-Month LIBOR plus 1.50%.

                  "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

                  "Certificateholder" means a Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

                  "Certificateholders' Interest Carryover Shortfall" means, with respect to any Quarterly Distribution Date, the excess, if any, of
(i) the sum of the related Certificateholders' Interest Distribution Amount on the preceding Quarterly Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Quarterly Distribution Date over (ii) the amount of interest actually distributed to such Certificateholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to such Certificateholders, to the extent permitted by law, at the related Certificate Rate from such preceding Quarterly Distribution Date to the current Quarterly Distribution Date.

                  "Certificateholders' Interest Distribution Amount" means, with respect to Quarterly Distribution Date, the sum of (i) the amount of interest accrued at One-Month LIBOR plus 1.50% per annum for each related Interest Period since the last Quarterly Distribution Date on the outstanding Certificate Balance on the immediately preceding Quarterly Distribution Date, after giving effect to all distributions of principal to Certificateholders on such Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, on the Closing Date) and (ii) the Certificateholders' Interest Carryover Shortfall for such Quarterly Distribution Date.

                  "Certificateholders' Principal Carryover Shortfall" means, as of the close of Quarterly Distribution Date on or after which the Notes have been paid in full, the excess, if any, of (i) the sum of the Certificateholders' Principal Distribution Amount on such Quarterly Distribution Date and any outstanding Certificateholders' Principal Carryover Shortfall for the preceding Quarterly Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Quarterly Distribution Date.

                  "Certificateholders' Principal Distribution Amount" means, on each Quarterly Distribution Date on and after the date when the principal balance of each Class of Notes has been paid in full, the sum of (a) the Principal Distribution Amount for the three Collection Periods preceding such Quarterly Distribution Date and (b) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of the Certificates. Further, on the first Quarterly Distribution Date occurring on or after the Quarterly Distribution Date on which the principal balance of the last Outstanding Class of Notes is paid in full, the Certificateholders' Principal Distribution Amount also will include the excess, if any, of the amount of principal available to be distributed on such Quarterly Distribution Date over the amount of principal paid on the Notes on such date.

                  "Class" means any class of Notes.

                  "Class A Notes" means the Class A-1, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes, Class A-7 Notes, Class A-8 Notes and the Class A-9 Notes.

                  "Class A-1 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior LIBOR Rate Class A-1 Asset Backed Notes."

                  "Class A-1 Noteholder" means any Noteholder of the Class A-1 Notes.

                  "Class A-2 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-2 Asset Backed Notes."

                  "Class A-2 Noteholder" means any Noteholder of the Class A-2 Notes.

                  "Class A-3 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-3 Asset Backed Notes."

                  "Class A-3 Noteholder" means any Noteholder of the Class A-3 Notes.

                  "Class A-4 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-4 Asset Backed Notes."

                  "Class A-4 Noteholder" means any Noteholder of the Class A-4 Notes.

                  "Class A-5 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-5 Asset Backed Notes."

                  "Class A-5 Noteholder" means any Noteholder of the Class A-5 Notes.

                  "Class A-6 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-6 Asset Backed Notes."

                  "Class A-6 Noteholder" means any Noteholder of the Class A-6 Notes.

                  "Class A-7 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-7 Asset Backed Notes."

                  "Class A-7 Noteholder" means any Noteholder of the Class A-7 Notes.

                  "Class A-8 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior LIBOR Rate Class A-8 Asset Backed Notes."

                  "Class A-8 Noteholder" means any Noteholder of the Class A-8 Notes.

                  "Class A-9 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior LIBOR Rate Class A-9 Asset Backed Notes."

                  "Class A-9 Noteholder" means any Noteholder of the Class A-9 Notes.

                  "Class B Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Subordinate LIBOR Rate Class B Asset Backed Notes."

                  "Class B Noteholder" means any Noteholder of the Class B
Notes.

                  "Class Initial Rate" means, with respect to any Class of Notes, the rate identified as such in the Terms Supplement.

                  "Class Interest Rate" means, with respect to any Class of Notes, the interest rate determined as set forth in the Terms Supplement.

                  "Closing Date" means June 25, 1997.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Collection Period" means, initially, with respect to each of the Initial Financed Student Loans, the period beginning on the day immediately succeeding the applicable Cut-off Date and ending on June 30, 1997, inclusive, and thereafter, the Collection Period means the calendar month immediately following the end of the previous Collection Period.

                  "Commission" means the Securities and Exchange Commission.

                  "Consolidation Loan" means a Federal Loan designated as such, made by the Transferor to an eligible borrower that represents the refinancing of student loans to such borrower and his or her spouse in accordance with the applicable terms and provisions of the Higher Education Act.

                  "Consolidation Loan Fees" means, as to any Collection Period, an amount accrued during such Collection Period equal to 1.05% per annum of the average outstanding principal balance of the Consolidation Loans owned by the Trust during such Collection Period.

                  "Consolidation Prepayments" means, on any Exchange Date, the amount of principal then on deposit in the Collection Account representing payments received as a result of Financed Student Loans being repaid with the proceeds of consolidation loans (provided, however, if an Exchange Date occurs during the month of a Distribution Date, Consolidation Prepayments shall not include amounts received during the month of such Distribution Date).

                  "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at Four Albany Street, New York, New York 10006
Attention: Corporate Trust and Agency Group, Structured Finance Group (telephone: (212) 250-6652; facsimile: (212) 250-6439) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Certificateholder and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Transferor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Steven Husbands telephone: (312) 407-1892; facsimile (312) 407-1708;] or at such other address as the Eligible Lender Trustee may designate by notice to the

Certificateholders and the Transferor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholders and the Transferor).

         "Counterparty" means any Person who from time to time is a party to a Swap Agreement with the Trust, which Persons are initially Deutsche Bank AG, New York Branch and Morgan Guaranty Trust Company of New York.

         "Counterparty Swap Payment" means, as to the Swap Agreements, with respect to any Quarterly Distribution Date, the excess, if any, of (i) the aggregate of the amounts accrued during the three Interest Periods immediately preceding such Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, since the Closing Date) on the Notional Amount of the Swap Agreements at the fixed rates set forth therein (calculated on the basis of a year consisting of 12 months of 30 days each) over (ii) the aggregate amounts payable under the Swap Agreements on such Quarterly Distribution Date by the Trust to the Counterparties.

                  "Cut-off Date" means for the Financed Student Loans set forth on (i) Schedule A-1 to the Transfer and Servicing Agreement, the close of business on June 6, 1997 and (ii) Schedule A-2 to the Transfer and Servicing Agreement, the close of business on June 17, 1997.

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Deferral Phase" means the period during which the related borrower is in school and for certain authorized periods as described in the Higher Education Act.

                  "Definitive Notes" has the meaning specified in Section 2.14 of the Indenture.

                  "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the

         UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

                  "Department" means the United States Department of Education, an agency of the Federal government.

                  "Depositor" means PNC Bank, National Association in its capacity as Depositor under the Trust Agreement.

                  "Determination Date" means, with respect to any Distribution Date, the fifth Business Day preceding such Distribution Date.

                  "Distribution" means, with respect to any Financed Student Loan, the amount of the monthly remittance payable to the holder of such Financed Student Loan in accordance with its terms.

                  "Distribution Date" means the 25th day of each January, April, July and October (or in the case of the Class A-1 Notes, monthly on the 25th day of each month and on July 20, 1998), or if any such day is not a Business Day, the next succeeding Business Day, in each case commencing July 25, 1997.

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. An Eligible Deposit Account may not be evidenced by a certificate of deposit, passbook or other instrument.

                  "Eligible Institution" means an entity which is an institution whose deposits are insured by the FDIC and the unsecured and uncollateralized long-term debt obligations of which shall be rated "AA-" or better by Standard & Poor's, A2 or better by Moody's, and if rated by Fitch, "AA" or better by Fitch, or the highest short-term rating by Standard & Poor's, the highest short term rating by Moody's and if rated by Fitch, the highest short term rating by Fitch, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company.

                  "Eligible Investments" As used herein, Eligible Investments shall include the following:

         (1) Cash (insured at all times by the Federal Deposit Insurance Corporation);

         (2) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

         (3) obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                  -     Export-Import Bank
                  -     Farm Credit System Financial Assistance Corporation
                  -     Farmers Home Administration
                  -     General Services Administration
                  -     U.S. Maritime Administration
                  -     Small Business Administration
                  -     Government National Mortgage Association (GNMA)
                  -     U.S. Department of Housing & Urban Development (PHA's)
                  -     Federal Housing Administration;

         (4) senior debt obligations rated "AAA" by Standard & Poor's, "Aaa" by Moody's and if rated by Fitch, "AAA" by Fitch issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation

         (5) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-1+" by Standard & Poor's, "P-1" by Moody's and if rated by Fitch, "F-1+" by Fitch and maturing no more than 360 days after the date of purchase (ratings on holding companies not being considered the rating of the bank);

         (6) commercial paper which is rated at the time of purchase in the single highest classification, "A-1+" by Standard & Poor's, "P-1" by Moody's and if rated by Fitch, "F-1+" by Fitch and which matures not more than 270 days after the date of purchase;

         (7) Investments in money market funds (including, but not limited to, money market mutual funds) rated "AAAm" or "AAAm-G" or better by Standard & Poor's and if rated by Fitch, "AAA" by Fitch;

         (8) investment agreements acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment; and

         (9) other forms of investments acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment.

         Notwithstanding anything in this Agreement or the Basic Documents to the contrary, for so long as the Transferor is a Certificateholder, all investments of the Trust shall be made in investments permissible for a national bank.

         The value of the above investments shall be determined as follows:

         a) as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination;

         b) as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times: the average bid price at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Indenture Trustee in its absolute discretion) at the time making a market in such investments or the bid price published by a nationally recognized pricing service;

         c) as to certificates of deposit and bankers acceptances: the face amount thereof, plus accrued interest; and

         d) as to any investment not specified above: the value thereof established by prior agreement between the Issuer, the Administrator and the Indenture Trustee.

                  "Eligible Lender Trustee" means The First National Bank of Chicago not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement, and its successors and assigns in such capacity.

                  "Eligible Lender Trustee Fee" has the meaning specified in
Section 8.1 of the Trust Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Date" means, with respect to any Exchanged Student Loans, the date specified as such in the related Transfer Agreement.

                  "Exchange Period" means the period commencing on the Closing Date and ending on June 30, 2002.

                  "Exchanged Student Loan" means any Federal Loan transferred to the Eligible Lender Trustee on behalf of the Issuer during the Exchange Period pursuant to Section 2.2 of the Transfer and Servicing Agreement.

                  "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Controller or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

                  "Expense Account" means the account designated as such pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Funds Rate" means, for any date of determination, the Federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such day, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

                  "Federal Loan" means a student loan which is a PLUS Loan, SLS Loan, Consolidation Loan, Stafford Loan or Unsubsidized Stafford Loan.

                  "FHLMC" means Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  "Final Maturity Date" means, with respect to any Note, the date on which the entire unpaid principal amount of such Note becomes due and payable as provided in the Terms Supplement.

                  "Financed Student Loan" means the Federal Loans set forth in Schedule A-1 and Schedule A-2 to the Transfer and Servicing Agreement and Schedule A to each Transfer Agreement, as amended or supplemented from time to time by the Master Servicer to accurately reflect the Financed Student Loans then subject to the Lien of the Indenture. The Schedule of Financed Student Loans may be in the form of microfiche or other form of electronic media.

                  "Financed Student Loan Files" means the documents specified in Section 3.3 of the Transfer and Servicing Agreement.

                   "Fitch" means Fitch Investors Service, LP.

                   "Fixed Rate Notes" means the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes and the Class A-7 Notes.

                   "FNMA" means Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                   "Grace Period" means certain grace periods authorized by the Higher Education Act during which the related borrower's scheduled payments are deferred.

                   "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Guarantee Agreements" means each agreement entered into between the Eligible Lender Trustee and a Guarantor pursuant to which such Guarantor guarantees payments on Financed Student Loans.

                  "Guarantee Payment" means any payment made by a Guaranty Agency pursuant to a Guarantee Agreement in respect of a Financed Student Loan.

                  "Guarantor" means the Department, the California Student Aid Commission, an agency of the State of California, the Florida Department of Education, an agency of the State of Florida, the Georgia Higher Education Assistance Corporation, a public non-profit corporation, Great Lakes Higher Education Corporation, a public non-profit corporation, the Illinois Student Assistance Commission, an agency of the State of Illinois, the Kentucky Higher Education Assistance Authority, an agency of the Commonwealth of Kentucky, the Michigan Higher Education Assistance Authority, an autonomous agency of the Michigan Department of the Treasury, the New Jersey Higher Education Assistance Authority, an agency of the State of New Jersey, the New Mexico Student Loan Guarantee Corporation, a New Mexico non-profit corporation, PHEAA and United States Aid Funds, Inc. a Delaware non-profit corporation and their respective successors and assigns.

                  "Guaranty Agency" means any agency which has an agreement with the Department of Education to be a guarantor of Federal Loans.

                  "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

                  "Indenture" means the Master Indenture and the Terms Supplement, each as amended or supplemented from time to time.

                  "Indenture Trust Estate" means all money, instruments, rights and other property that are, from time to time, subject or intended to be subject to the Lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

                  "Indenture Trustee" means Bankers Trust Company, not in its individual capacity but solely as Indenture Trustee under the Indenture and its successors and assigns in such capacity.

                  "Indenture Trustee Fee" has the meaning specified in Section
6.7 of the Master Indenture, as may be amended pursuant to any amendment to the Terms Supplement.

                  "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Master Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

                  "Individual Note" means a Note of an initial principal amount equal to $50,000. A Note of an original principal amount in excess thereof shall be deemed to be a number of Individual Notes equal to the quotient obtained by dividing such initial principal amount by $50,000, without regard to fractions.

                  "Initial Financed Student Loans" has the meaning specified in
Section 2.1 of the Transfer and Servicing Agreement.

                  "Initial Certificate Balance" means $1,000, representing the Certificate Balance as of the Closing Date.

                  "Initial Pool Balance" means $1,014,231,891, representing the sum of Pool Balance for the Initial Financed Student Loans set forth on Schedule A-1 as of the applicable Cut-off Date and the Pool Balance for the Initial Financed Student Loans set forth in Schedule A-2 as of the applicable Cut-off Date.

                  "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Institution of Higher Education" means an institution of higher education as defined under the Higher Education Act (20 U.S.C.A. Section 1085(b)).

                  "Interest Period" has the meaning set forth in the Terms Supplement.

                  "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 5.1(b) of the Transfer and Servicing Agreement.

                  "Issuer" means PNC Student Loan Trust I.

                  "Issuer Consolidation Payments" has the meaning set forth in
Section 2.3(f) of the Transfer and Servicing Agreement.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "LIBOR Determination Date" means, with respect to any Class of Notes or the Certificates for which One-Month LIBOR is being determined other than for the Initial Period, the applicable Rate Determination Date, which must be a Business Day and London Banking Day.

                  "LIBOR Rate" means, with respect to the LIBOR Rate Notes or the Certificates, the related Class Interest Rate or Certificate Rate, as the case may be, that results from a determination based on One-Month LIBOR and is determined as described in the Terms Supplement, the Transfer and Servicing Agreement or the Trust Agreement, as the case may be.

                  "LIBOR Rate Notes" means the Class A-1 Notes, the Class A-8 Notes, the Class A-9 Notes and the Class B Notes.

                  "LIBOR Rate Determination Date" has the meaning set forth in the Terms Supplement.

                  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor or obligations under Subservicing Agreements in effect as of the Closing Date.

                  "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                  "Majority Certificateholder" means the holders of more than 50% of the Certificate Balance of the Certificates without regard to the Certificates held by the Depositor.

                  "Master Indenture" means the Indenture dated as of March 27, 1997 and amended on the Closing Date between the Issuer and the Indenture Trustee, as further amended or supplemented from time to time.

                  "Master Servicer" means PNC Bank, National Association, and its permitted successors and assigns, as Master Servicer of the Financed Student Loans under the Transfer and Servicing Agreement.

                  "Master Servicer Default" means an event specified in Section 8.1(a) of the related Transfer and Servicing Agreement or Supplemental Transfer and Servicing Agreement.

                  "Minimum Purchase Price" has the meaning set forth in Section 9.1(b) of the Transfer and Servicing Agreement.

                  "Monthly Advance" means the amount, if any, advanced by the Master Servicer pursuant to Section 5.10 of the Transfer and Servicing Agreement with respect to Guarantee Payments or Interest Subsidy Payments applied for but not received as of the end of the Collection Period immediately preceding the date such Monthly Advance is made.

                  "Monthly Advance Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Loan Rate" shall have the meaning set forth in the Terms Supplement.

                  "Notes" means the notes issued by the Issuer pursuant to the Master Indenture and the Terms Supplement.

                  "Note Depository Agreement" means the agreement dated as of the Closing Date relating to the Notes among the Issuer, the Indenture Trustee, the Administrator and the Depository Trust Company, as the initial Securities Depository.

                  "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Note Owner" means, with respect to a Book Entry Note, the Person who is the owner of such Book Entry Note, as reflected on the books of the Securities Depository, or on the books of a Person maintaining an account with such Securities Depository (directly as Securities Depository Participant or as an indirect participant, in each case in accordance with the rules of such Securities Depository).

                  "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.6 of the Indenture.

                  "Noteholder" means the Person in whose name a Note is registered in the Note Register.

                  "Noteholders' Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of the related Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

                  "Noteholders' Interest Carryover" has the meaning set forth in the Terms Supplement.

                  "Noteholders' Interest Carryover Shortfall" means, as to any Class of Notes, with respect to any Distribution Date, the excess of (i) the sum of the related Noteholders' Interest Distribution Amount on the preceding Distribution Date and any Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over (ii) the amount of interest actually allocated to such Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to such Noteholders, to the extent permitted by law, at the related Class Interest Rate from such preceding Note Distribution Date to the current Distribution Date.

                  "Noteholders' Interest Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Class Interest Rate for each Interest Period since the last Distribution Date for such Class of Notes (or in the case of the first Distribution Date, the Closing Date) on the outstanding principal balance of such Class of Notes on the immediately preceding Distribution Date relating to such Notes after giving effect to all principal distributions to holders of Notes of such Class on such date (or, in the case of the first Distribution Date, the Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Class for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Carryover.

                  "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually allocated to the Noteholders on such Distribution Date.

                  "Noteholders' Principal Distribution Amount" means, as to any Distribution Date, the sum of (i) the Principal

Distribution Amount for the three Collection Periods (or with respect to the Class A-1 Notes, the one Collection Period) immediately preceding the month of such Distribution Date (ii) any Parity Percentage Payments to be made on such Distribution Date, (iii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date and (iv) the amount, if any, remaining in deposit in the Note Distribution Account following the preceding Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount allocable to a Class of Notes will not exceed the Outstanding Amount of such Class of Notes. In addition, with respect to each Class of Notes, on the related Final Maturity Date the Noteholders' Principal Distribution Amount will include the amount required to reduce the Outstanding Amount of such Notes to zero.

                  "Notional Amount" means as to any Swap Agreement, with respect to any Quarterly Distribution Date, the percentage of the original Outstanding Amount of the related Class of Fixed Rate Notes set forth on the Scheduled Principal Balance Table for such Class for the Quarterly Distribution Date immediately preceding such Quarterly Distribution Date (or in the case of the first Quarterly Distribution Date, the original Outstanding Amount of such Class).

                  "Obligor" on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including (i) the Guaranty Agency thereof and (ii) with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

                  "Officer's Certificate" means (i) in the case of the Issuer, a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, (ii) in the case of the Transferor, the Master Servicer or the Administrator, a certificate signed by an Authorized Officer of the Transferor, the Master Servicer or the Administrator, as appropriate and (iii) in the case of the Servicer, a certificate signed by an Authorized Officer of the Servicer.

                  "One-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Master Servicer will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period.

                  "Opinion of Counsel" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Master Indenture, be employees of or counsel to the Issuer or Administrator or any of their Affiliates and who shall be reasonably satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Master Indenture, and shall be in form and substance reasonably satisfactory to the Indenture Trustee and (ii) with respect to the Transferor, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Transferor, the Administrator or the Master Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee and the Eligible Lender Trustee.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

              (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

             (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

            (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be do disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons.

                  "Outstanding Amount" means the aggregate principal amount of all Notes, or Class of Notes or Certificates as applicable, Outstanding at the date of determination.

                  "Parity Percentage" means, as of any date of determination, the fraction expressed as a percentage, the numerator of which is the sum of
(i) the then Pool Balance and (ii) all amounts on deposit in the Collection Account and the Reserve Account and the denominator of which is the sum of the aggregate Outstanding Amount of the Notes and the Certificates, accrued and unpaid interest thereon plus accrued and unpaid Transaction Fees and Consolidation Loan Fees.

                  "Parity Percentage Payment" means, with respect to any Distribution Date, the amount, if any, to be transferred from the Collection Account to the Note Distribution Account pursuant to Section 5.5(e) of the Transfer and Servicing Agreement, up to the amount necessary for the Parity Percentage to equal 102.5% after giving effect to all distributions to be made on such Distribution Date.

                  "Participant" means a Securities Depository Participant.

                  "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Master Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "PHEAA" means the Pennsylvania Higher Education Assistance Agency.

                  "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                  "Pledged Account or Fund" means the Collection Account, the Reserve Account, the Note Distribution Account and the Certificate Distribution Account.

                  "PLUS Loan" means a Federal Loan made pursuant to the provisions of the PLUS program established under Section 428B of the Higher Education Act (or predecessor provisions).

                  "Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized), after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Trust during such Collection Period from or on behalf of borrowers and Guarantors and, with respect to certain payments on certain Financed Student Loans, the Department, (ii) the principal portion of all Purchase Amounts received by the Trust for such Collection Period and (iii) any Exchanged Student Loans acquired conveyed to the Trust and any Financed Student Loans conveyed by the Trust during such Collection Period, in each case pursuant to Sections 2.2 and 2.3(e).

                  "PP Loans" means all Stafford Loans and Unsubsidized Stafford Loans with a first disbursement made by the Transferor on or after July 1, 1996.

                  "PP Program" means the PNC Bank Preferred Payment Program.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.7 of the Master Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Primary Servicer" means, with respect to any Financed Student Loan, the entity responsible for the primary servicing of such Financed Student Loan on a day to day basis, it being understood that where a subservicer appointed in accordance with the terms of the Transfer and Servicing Agreement has responsibility for servicing a Financed Student Loan, such subservicer and not the Master Servicer shall be the Primary Servicer with respect such Financed Student Loan.

                  "Principal Distribution Amount" means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts: (i) that portion of all collections received by the Master Servicer or any Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) the portion of the proceeds allocable to principal from the sale of Financed Student Loans by the Trust during such Collection Period; (iii) all Realized Losses incurred during such Collection Period; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Financed Student Loan repurchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period; and (v) the Adjustment Payments, if any, received from the Transferor during such Collection Period over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

                  "Principal Factor" means, as of any Distribution Date for each Class of Notes, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any payments of principal made on such Distribution Date) divided by the original Outstanding Amount of such Class. The Principal Factor will be 1.0000000 for each Class of Notes as of the Closing Date; thereafter, the Principal Factor for each Class of Notes will decline to reflect reductions in the outstanding principal balance of such Class.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Amount" means, as to any Financed Student Loan on any date of determination, the amount required to prepay in full the outstanding principal balance of such Financed Student Loan as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the last day of the Collection Period in which such Financed Student Loan is being purchased.

                  "Purchased Student Loan" means a Financed Student Loan purchased pursuant to Section 4.5 of the Transfer and Servicing Agreement or repurchased pursuant to Section 3.2 of the Transfer and Servicing Agreement.

                  "Qualified Letter of Credit" means a letter of credit delivered or to be delivered to the Indenture Trustee in lieu of a deposit of cash or Eligible Investments in the Reserve Account for such Class or Series, which letter of credit shall

                  (a) be irrevocable and name the Indenture Trustee, in its capacity as such, as the sole beneficiary thereof;

                  (b) be issued by a bank whose credit standing is acceptable to each of the rating agencies which are rating or have rated the Notes of such Series;

                  (c) provide that if at any time the then current credit standing of the issuing bank is such that the continued reliance on such letter of credit for the purpose or purposes for which it was originally delivered to the Indenture Trustee would result in a downgrading of any rating of the Notes of such Class or Series, the Indenture Trustee may either draw under such letter of credit any amount up to and including the entire amount then remaining available for drawing thereunder or terminate such letter of credit;

                  (d) be transferable to any successor trustee hereunder with respect to such Class or Series; and

                  (e) meet such other standards as may be specified in the Terms Supplement.

                  "Qualified Institutional Buyer" has the meaning ascribed to such term in Rule 144A under the Securities Act.

                  "Quarterly Distribution Date" means, the 25th day of each January, April, July, and October or if such day is not a Business Day, the next succeeding Business Day, commencing July 25, 1997.

                  "Rate Determination Date" means for the LIBOR Rate Notes and the Certificates, the date which is both two Business Days and two London Business Days preceding the related Rate Adjustment Date.

                  "Rating Agency" means Moody's, Standard & Poor's and Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Transferor, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Transferor, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current ratings of each Class of Notes.

                  "Realized Loss" means, for each Financed Student Loan submitted to a Guarantor for a Guarantee Payment, the excess, if any, of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantor for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed Student Loan (including amounts received pursuant to Sections 3.2 and 4.5 of the Transfer and Servicing Agreement) up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

                  "Record Date" means, with respect to a Distribution Date, the close of business on the second Business Day preceding such Distribution Date.

                  "Reference Bank" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market,
(ii) not controlling, controlled by or under common control with the Administrator or the Transferor and (iii) having an established place of business in London.

                  "Related Financed Student Loan File" has the meaning specified in Section 3.8(a) of the Transfer and Servicing Agreement.

                  "Repayment Phase" means the period during which the related borrower is required to make payments of principal and interest on the related Financed Student Loan.

                  "Requisite Amount" means, with respect to any Series for which a Reserve Account is required to be maintained, an amount specified in or determined pursuant to the Terms Supplement.

                  "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the related Transfer and Servicing Agreement.

                  "Reserve Account Initial Deposit" means, $10,300,000.

                  "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee, including any Managing Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Schedule of Financed Student Loans" means the master listing of the Financed Student Loans set forth in Schedule A-1 and Schedule A-2 to the Transfer and Servicing Agreement and Schedule A to each Transfer Agreement, in each case as from time to time amended or supplemented to reflect the Financed Student Loans then subject to the Lien of the Indenture. The Schedule of Financed Student Loans may be in the form of microfiche or in the form of electronic media.

                  "Scheduled Principal Balance Table" means the Scheduled Principal Balance Table set forth on Schedule C to the Transfer and Servicing Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Depository" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Securities Depository Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.

                  "Senior Notes" means the Class A Notes.

                  "Senior Noteholder" means the holder of a Senior Note.

                  "Serial Loan" means a Financed Student Loan that is serial to a student loan owned by a third party.

                  "Series" means a separate Series of Notes issued pursuant to the Master Indenture, which Series may, as provided in the Terms Supplement, be divided into two or more Classes.

                  "Series 1997-2 Notes" means the Notes designated as the Issuer's Asset-Backed Notes, Series 1997-2, issued pursuant to the terms of the Master Indenture and the Terms Supplement and having an original principal amount equal to $1,030,000,000.

                  "Servicer" means AFSA, USA Group, PHEAA or, subject to satisfying the Rating Agency Condition, another entity appointed by the Master Servicer to service the Financed Student Loans, in its capacity as servicer of the Financed Student Loans.

                  "Servicer's Report" means any report of the Master Servicer delivered pursuant to Section 4.8(a) of the Transfer and Servicing Agreement, substantially in the form acceptable to the Administrator.

                  "Servicing Fee" means a quarterly fee in an amount equal to 1.00% of the average Pool Balance as of the last day of each of the three Collection Periods immediately preceding such Quarterly Distribution Date.

                  "SLS Loan" means a Federal Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

                  "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Specified Reserve Account Balance" means, with respect to any Distribution Date, an amount equal to the greater of (i) 1.00% of the sum of the Outstanding Amount of the Notes and the Certificate Balance on such Distribution Date, after giving effect to all payments to be made on such date; or (ii) $1,000,000; provided, however, that such balance shall not exceed the sum of the aggregate Outstanding Amount of the Notes and the Certificate Balance.

                  "Stafford Loan" means a student loan designated as such that is made under ss. 428 of the Higher Education Act (excluding Unsubsidized Stafford Loans).

                  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

                  "State" means any one of the 50 States of the United States of America or the District of Columbia.

                  "Subcustodian" has the meaning specified in Section 3.8 of the Transfer and Servicing Agreement.

                  "Subordinated Notes" means the Class B Notes.

                  "Subordinated Noteholder" means any Noteholder of a Subordinated Note.

                  "Subsequent Cut-off Date" means the day as to which principal and interest accruing with respect to an Exchanged Student Loan are transferred to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.2 of the Transfer and Servicing Agreement.

                  "Subservicing Agreement" has the meaning specified in Section
4.13 of the Transfer and Servicing Agreement.

                  "Successor Administrator" has the meaning specified in
Section 3.7(e) of the Indenture.

                  "Successor Master Servicer" has the meaning specified in
Section 3.7(e) of the Indenture.

                  "Swap Agreements" mean the ISDA Master Agreement dated as of June 20, 1997, between Deutsche Bank AG, New York Branch, and the Issuer; and the ISDA Master Agreement dated as of June 20, 1997, between Morgan Guaranty Trust Company of New York and the Issuer, in each case including the schedules attached thereto and the confirmations issued in connection therewith, and any similar agreement subsequently entered into by the Trust, as each may be amended, supplemented or otherwise modified from time to time.

                  "Swap Termination Payments" means termination payments, if any, owed by the Trust under the Swap Agreements.

                  "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "Terms Supplement" means, the Second Terms Supplement to the Indenture dated as of June 25, 1997 between the Issuer and The Indenture Trustee.

                  "Transaction Fees" means, collectively, the Servicing Fee, the Administration Fee, Indenture Trustee Fee and the Eligible Lender Trustee Fee.

                  "Transfer Agreement" has the meaning set forth in Section 2.2(b) of the Transfer and Servicing Agreement.

                  "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement dated as of June 25, 1997, among the Issuer, the Transferor, the Administrator, the Eligible Lender Trustee and the Master Servicer, as amended from time to time.

                  "Transferor" means PNC Bank, National Association.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust" means the Issuer, established pursuant to the Trust Agreement.

                  "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, if any, and all proceeds of the foregoing.

                  "Trust Accounts" has the meaning specified in Section 5.1 of the Transfer and Servicing Agreement.

                  "Trust Agreement" means the Trust Agreement dated as of March 27, 1997 and amended on the Closing Date, between the Depositor and the Eligible Lender Trustee, as further amended and supplemented from time to time.

                  "Trust Certificate" means a Certificate.

                  "Trust Certificateholder" means a person in whose name a Trust Certificate is registered in the Certificate Register.

                  "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to (i) the property and rights assigned to the Trust pursuant to Article II of the Transfer and Servicing Agreement and each Transfer Agreement, (ii) the Swap Agreements, (iii) all funds on deposit from time to time in the Trust Accounts and (iv) all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Transfer and Servicing Agreement, the Administration Agreement and the other Basic Documents.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                  "Trust Swap Payment" means, as to the Swap Agreements with respect to any Quarterly Distribution Date, the excess, of (i) the aggregate amount accrued on the Notional Amounts of the Swap Agreements during the three Interest Periods immediately preceding such Quarterly Distribution Date (or in the case of the first Distribution Date, since the Closing Date) pursuant to the Swap Agreements over (ii) the aggregate amount payable under the Swap Agreements on such Quarterly Distribution Date by each Counterparty to the Trust.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "Unsubsidized Stafford Loan" means a Federal Loan designated as such that is made under Section 428H of the Higher Education Act.

                  "USA Group" means USA Group Loan Services, Inc.